UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/15/2010

Interline Brands, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32380

Delaware	03-0542659
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

701 San Marco Boulevard
Jacksonville, Florida 32207

(Address of principal executive offices, including zip code)

(904) 421-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Amendment of Senior Subordinated Notes Indenture

    On November 15, 2010, Interline Brands, Inc., a New Jersey corporation ("Interline New Jersey"), a wholly owned subsidiary of Interline Brands, Inc., a Delaware corporation (NYSE: IBI) (the "Company"), the Company, each of the domestic subsidiaries of Interline New Jersey (collectively with the Company, the "Guarantors") and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the "Existing Trustee") entered into a Fourth Supplemental Indenture (the "Fourth Supplemental Indenture") that amends and supplements the Subordinated Debt Indenture dated as of June 23, 2006 (the "Original Indenture"), as amended and supplemented by the First Supplemental Indenture dated as of June 23, 2006 (the "First Supplemental Indenture"), the Second Supplemental Indenture dated July 3, 2006 (the "Second Supplemental Indenture") and the Third Supplemental Indenture dated September 29, 2009 (the "Third Supplemental Indenture" and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the "Existing Indenture"), among Interline New Jersey, the Guarantors and the Existing Trustee. Interline New Jersey has previously commenced an offer to purchase for cash (the "Tender Offer") any and all of its outstanding 8 1/8% Senior Subordinated Notes due 2014 (the "Existing Notes") (CUSIP No. 458743AC5). In connection with the Tender Offer, Interline New Jersey also solicited consents (the "Consent Solicitation" and collectively with the Tender Offer, the "Offer") to the adoption of amendments (the "Proposed Amendments") to the Existing Indenture. As of November 15, at 5:00 p.m., New York City time, (the "Consent Deadline"), Interline New Jersey received consents from holders of $135,573,000 in principal amount of the outstanding Existing Notes (or 90% of the outstanding Existing Notes). Consequently, Interline New Jersey received the requisite consents to enter into the Fourth Supplemental Indenture. The Fourth Supplemental Indenture became effective on November 15, 2010 upon execution by the parties thereto and the Proposed Amendments eliminating most of the restrictive covenants and certain of the events of default contained in the Existing Indenture became operative on November 16, 2010, when Interline New Jersey accepted for purchase $135,573,000 principal amount of the outstanding Existing Notes. Interline New Jersey purchased the accepted Existing Notes on November 16, 2010, the initial settlement date, using proceeds from the issuance of Interline New Jersey's 7.00% Senior Subordinated Notes due 2018 issued concurrently therewith. For additional information, see the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Issuance of 7.00% Senior Subordinated Notes due 2018

    On November 16, 2010, Interline New Jersey issued $300 million in aggregate principal amount of its 7.00% Senior Subordinated Notes due 2018 (the "Notes"). In connection with the issuance of the Notes, Interline New Jersey and the Guarantors entered into (i) an Indenture, dated as of November 16 (the "Indenture"), among Interline New Jersey, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee") and (ii) a Registration Rights Agreement, dated as of November 16, 2010 (the "Registration Rights Agreement"), among Interline New Jersey, the Guarantors and the initial purchasers (the "Initial Purchasers") under the Purchase Agreement, dated November 4, 2010. The Guarantors have issued guarantees (each a "Guarantee" and collectively, the "Guarantees") of Interline New Jersey's obligations under the Notes and the Indenture on an unsecured senior subordinated basis.

    Certain terms and conditions of the Notes, the Indenture and the Registration Rights Agreement are as follows:

    Maturity. The Notes mature on November 15, 2018.

    Interest. The Notes accrue interest of 7.00% per year. Interest on the Notes is paid semi-annually on each May 15 and November 15, commencing on May 15, 2011.

    Ranking. The Notes are generally unsecured, senior subordinated obligations of Interline New Jersey that rank equal to all of Interline New Jersey's existing and future senior subordinated indebtedness (including any Existing Notes not acquired in the Tender Offer), junior to all of Interline New Jersey's existing and future senior indebtedness, including indebtedness under Interline New Jersey's new senior secured asset-based revolving credit facility (the "ABL Facility"), and senior to any of Interline New Jersey's existing and future obligations that are, by their terms, expressly subordinated in right of payment to the Notes.

    Guarantees. The Notes are unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Guarantors. The Notes are not guaranteed by any of Interline New Jersey's foreign subsidiaries. Each Guarantee ranks equal in right of payment with all of the Guarantors' existing and future senior subordinated indebtedness, junior to all of the Guarantors' existing and future senior indebtedness, including guarantees of the ABL Facility, and senior to all of the Guarantors' existing and future obligations that are, by their terms, expressly subordinated in right of payment to the Guarantees.

    Optional Redemption. Interline New Jersey has the option to redeem the Notes prior to November 15, 2013 at a redemption price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after November 15, 2013, Interline New Jersey may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to November 15, 2013, Interline New Jersey may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds received by Interline New Jersey from certain equity offerings at a price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to the redemption date, provided that the redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the Notes remain outstanding immediately thereafter.

    Change of Control. If a change of control occurs, each holder of Notes may require Interline New Jersey to repurchase all or a portion of its Notes for a cash price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest, if any, to the date of repurchase. Interline New Jersey's ability to purchase the Notes upon a change of control will be limited by the terms of Interline New Jersey's and the Company's debt agreements, including Interline New Jersey's ABL Facility.

    Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of Interline New Jersey and its restricted subsidiaries to incur additional indebtedness; pay dividends on their capital stock or redeem, repurchase or retire their capital stock; make certain investments; create restrictions on the payment of dividends or other amounts from Interline New Jersey's restricted subsidiaries to Interline New Jersey; and consolidate, merge or transfer assets. These covenants are subject to a number of important exceptions and qualifications.

    Exchange Offer; Registration Rights. Pursuant to the Registration Rights Agreement, Interline New Jersey is obligated to file with the Securities and Exchange Commission, within 180 days of November 16, 2010, a registration statement enabling holders of the Notes to exchange the privately placed Notes for publicly registered notes with substantially identical terms and to use all commercially reasonable efforts to have such registration statement declared effective within 270 days of November 16, 2010 and to consummate the exchange offer within 30 business days after the registration statement is declared effective. In addition, under certain circumstances, Interline New Jersey is obligated to file a shelf registration statement covering the resale of the Notes by holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

    In the ordinary course of their business, the Initial Purchasers and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with Interline New Jersey or its affiliates, including the provision of certain advisory services and the making of loans to Interline New Jersey and its affiliates. In particular, certain affiliates of the Initial Purchasers are agents and/or lenders under the existing credit facility of Interline New Jersey and will be agents and/or lenders under Interline New Jersey's new $225.0 million asset-based credit facility (as described below) entered into concurrently with the issuance of the Notes.

    For additional information, see the press release attached hereto as Exhibit 99.2, which is hereby incorporated by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Notes, the Indenture and the Registration Rights Agreement, all of which will be filed as exhibits to the Company's next annual report on Form 10-K. Interested parties should read these documents in their entirety.

Senior Secured Asset-Based Revolving Credit Facility

    On November 16, 2010, Interline New Jersey, as borrower, and the other loan parties party thereto entered the ABL Facility with JPMorgan Chase Bank N.A., as administrative agent, and a syndicate of financial institutions and institutional lenders.

    Structure

    The ABL Facility provides for revolving credit financing of up to $225 million subject to borrowing base availability, with a maturity of five years, including sub-facilities for letters of credit and swingline loans. In addition, the ABL Facility provides that the revolving commitments may be increased to $325 million, subject to certain terms and conditions. The ABL Facility will mature in November 2015.

    The borrowing base at any time equals the sum (subject to certain eligibility requirements, reserves and other adjustments) of:

    - 85% of the eligible receivables; and

    - The lesser of (x) 65% of the eligible inventory, valued at the lower of cost or market, and (y) 85% of the net orderly liquidation value of eligible inventory.

    The ABL Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans. All borrowings under the ABL Facility will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

    Interest and Fees

    Borrowings under the ABL Facility bear interest at a rate per annum equal to, at Interline New Jersey's option, at either adjusted LIBOR or at an alternate base rate, in each case plus an applicable margin. The applicable margin will initially be equal to 2.50% per annum for loans bearing interest by reference to the adjusted LIBO rate and 1.50% per annum for loans bearing interest by reference to the alternate base rate and, after the delivery of certain financial reports following the first full fiscal quarter ending after the closing date, will be adjusted quarterly by reference to a grid based on average availability under the ABL Facility.

    In addition, Interline New Jersey will be required to pay each lender a commitment fee at a rate equal to 0.500% per annum, in respect of any unused commitments if the average utilization under the ABL Facility during the preceding calendar quarter is 50% or higher, and equal to 0.625% if the average utilization under the ABL Facility during the preceding calendar quarter is less than 50%.

    Prepayments

    During any period after the occurrence and continuance of an event of default (and continuing for a certain period of time thereafter), or after availability under the ABL Facility is less than the greater of (i) $35 million and (ii) 17.5% of the total revolving commitments at such time (and continuing for a certain period of time thereafter), the ABL Facility will, subject to exceptions, require mandatory prepayments, but not permanent reductions of commitments, and subject to a right of reinvestment, in amounts equal to 100% of the net cash proceeds from permitted non-ordinary-course asset sales and casualty and condemnation events, as well as from any equity issuance or incurrence of debt not otherwise permitted under the ABL Facility.

    In addition, Interline New Jersey is required to pay down loans under the ABL Facility if the total amount of outstanding obligations thereunder exceeds the lesser of the aggregate amount of the revolving commitments thereunder and the applicable borrowing base.

    Interline New Jersey may prepay loans and permanently reduce commitments under the ABL Facility at any time in certain minimum principal amounts, without premium or penalty (except LIBOR breakage costs, if applicable).

    Collateral and Guarantors

    Borrowings under the ABL Facility are guaranteed by the Guarantors and are secured by first-priority liens on substantially all of the assets of Interline New Jersey and the Guarantors.

    Restrictive Covenants and Other Matters

    The ABL Facility requires that if excess availability is less than the greater of (a) 12.5% of the commitments and (b) $28.1 million, Interline New Jersey must comply with a minimum fixed charge coverage ratio test and certain other covenants. In addition, the ABL Facility includes negative covenants that, subject to significant exceptions, limit Interline New Jersey's ability and the ability of the Guarantors to, among other things, incur debt, incur liens and engage in sale leaseback transactions, make investments and loans, pay dividends, engage in mergers, acquisitions and asset sales, prepay certain indebtedness, amend the terms of certain material agreements, enter into agreements limiting subsidiary distributions, engage in certain transactions with affiliates and alter the business that Interline New Jersey conducts.

    Events of Default

    The ABL Facility contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Facility to be in full force and effect and changes of control. If such an event of default occurs, the lenders under the ABL Facility would be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and all actions permitted to be taken by a secured creditor.

    In the ordinary course of their business, the lenders and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with Interline New Jersey or its affiliates, including the provision of certain advisory services and the making of loans to Interline New Jersey and its affiliates. In particular, certain affiliates of the lenders are agents and/or lenders under the Existing Credit Facility and are the Initial Purchasers of Interline New Jersey's Notes issued concurrently with Interline New Jersey's entrance into the ABL Facility.

    This summary does not purport to be complete and is qualified in its entirety by reference to the ABL Facility documentation which will be filed as exhibits to the Company's next annual report on Form 10-K. Interested parties should read these documents in their entirety.

Item 1.02.    Termination of a Material Definitive Agreement

    On November 16, 2010, Interline New Jersey repaid all of its outstanding indebtedness under its Credit Agreement, dated as of June 23, 2006 (the "Existing Credit Facility"), among the Company, Interline New Jersey, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Commercial Paper Inc., as syndication agent, Credit Suisse, Bank of America, N.A., Wachovia Bank, National Association and SunTrust Bank, each as a co-documentation agent and J.P. Morgan Securities Inc. and Lehman Brothers Inc. as joint bookrunners and joint-lead arrangers. The Existing Credit Facility, along with the related collateral and security documents, was terminated upon the repayment of the outstanding indebtedness. The aggregate principal amount of indebtedness repaid by Interline New Jersey under the Existing Credit Facility was $154,225,000.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information contained in Item 1.01 above regarding the issuance of the Notes and the ABL Facility is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

    99.1 Press Release announcing Initial Settlement of Tender Offer, dated November 16, 2010.

    99.2 Press Release announcing Closing of Senior Subordinated Notes Offering and New ABL Facility, dated November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interline Brands, Inc.

Date: November 16, 2010	By:	/s/ Michael Agliata
Michael Agliata
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Interline Announces Initial Settlement of Tender Offer
EX-99.2	Interline Annouces Closing of Senior Subordinated Notes Offering and New ABL Facility